UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 22, 2015

THE NATIONAL SECURITY GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-18649	63-1020300
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

661 East Davis Street
Elba, Alabama		36323
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:	(334) 897-2273

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 22, 2015, the Board of Directors of The National Security Group, Inc. voted to amend The National Security Group, Inc. Director Stock Compensation Plan ("the Plan"), which was discussed as part of Director compensation in the Company’s proxy statement dated April 10, 2015. The Plan allows Directors of The National Security Group, Inc., to elect to receive 50% or more of their compensation in Company stock pursuant to the 2009 Equity Incentive Plan. Directors can also choose to receive up to 50% of their compensation in cash and retain the ability to defer compensation. The amendment to the Plan adopted on May 22, 2015, will allow Directors to receive up to 100% of his or her plan compensation as cash compensation for all Directors who meet the established stock ownership target of 3,000 shares or an amount of shares equal to three years' annual Board cash compensation, whichever amount of shares is greater. Directors who do not meet the established stock ownership target will be required to receive a minimum of 50% of compensation in Company stock.

No changes were made to the 2009 Equity Incentive Plan approved by shareholders at the 2009 Annual Shareholders' Meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The National Security Group, Inc.

Dated: May 29, 2015	By: /s/ Brian R. McLeod
Brian R. McLeod Chief Financial Officer